EXHIBIT 99.1

Viragen Reports on Amex Compliance Plan
PLANTATION, FLORIDA — March 3, 2006 — Viragen, Inc. (AMEX: “VRA”) today provided an update related to the Company’s plans to return to compliance with the American Stock Exchange’s (Amex) continued listing requirements.
Viragen’s common stock continues to trade on the Amex under a conditional trading extension, which as previously reported, has been granted until March 20, 2007. The Company continues to provide Amex officials with quarterly updates, advising of actions it will take that are intended to bring it back into compliance with continued listing standards as quickly as possible.
On March 1, 2006, the Amex notified Viragen that a review of the Company’s Quarterly Report (Form 10-Q) for the quarter ended December 31, 2005, indicates that Viragen does not meet an additional continued listing standard, Section 1003(a)(i) of the Amex Company Guide with stockholders’ equity of less than $2,000,000 and losses from continuing operations and/or net losses in two of its three most recent fiscal years.
The Company had previously reported that it is not in compliance with Section 1003(a)(ii) with stockholders’ equity of less than $4,000,000 and losses from continuing operations and/or net losses in three out of its four most recent fiscal years and Section 1003(a)(iii) with stockholders’ equity of less than $6,000,000 and losses from continuing operations and/or net losses in its five most recent fiscal years.
Viragen will continue to be subject to periodic review by Amex officials during the extension period and failure to make progress consistent with the Company’s plan or to regain compliance with the Exchange’s continued listing standards by the end of the extension period in March 2007 could result in the Company being delisted from the Amex.
About Viragen, Inc.:
With global operations in the U.S., Scotland and Sweden, Viragen is a biotechnology company engaged in the research, development, manufacture and commercialization of pharmaceutical proteins for the treatment of viral diseases and cancers. Our product portfolio includes: Multiferon® (multi-subtype, natural human alpha interferon) targeting a broad range of infectious and malignant diseases; and humanized monoclonal antibodies targeting specific antigens over-expressed on many types of cancers. We are also pioneering the development of Avian Transgenic Technology as a revolutionary manufacturing platform for the large-scale, efficient and economical production of human therapeutic proteins and antibodies.
Viragen, Inc.
865 SW 78th Avenue, Suite 100, Plantation, Florida 33324 — Telephone (954) 233-8746 — Fax (954) 233-1414

For more information, please visit: http://www.Viragen.com
Viragen, Inc. Corporate Contact:
Douglas Calder, Director of Communications
Phone: (954) 233-8746; Fax: (954) 233-1414
E-mail: dcalder@viragen.com
The foregoing press announcement contains forward-looking statements that can be identified by such terminology such as “expects,” “potential,” “suggests,” “may,” “should,” “could,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. In particular, management’s expectations regarding future research, development and/or commercial results could be affected by, among other things, uncertainties relating to clinical trials and product development; availability of future financing; unexpected regulatory delays or government regulation generally; the Company’s ability to obtain or maintain patent and other proprietary intellectual property protection; and competition in general. Forward-looking statements speak only as to the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.
Viragen, Inc.
865 SW 78th Avenue, Suite 100, Plantation, Florida 33324 — Telephone (954) 233-8746 — Fax (954) 233-1414

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